Exhibit 99.1

Brain Scientific Announces Private Placement of $5.6 Million of Senior Secured Convertible Debentures and Warrants;

Converts Approximately $12.9 Million of Existing Debt

into Equity

LAKEWOOD RANCH, Fla., June 15, 2022 (GLOBE NEWSWIRE) – via InvestorWire –Brain Scientific (the "Company") (OTCQB: BRSF), a medical technology company with multiple patents and FDA-cleared products, today announced that it entered into definitive agreements with certain institutional and accredited investors for the sale of senior secured convertible debentures and warrants to purchase shares of the Company’s common stock, which resulted in total gross proceeds of approximately $5.1 million, before deducting the placement agent’s fees and other offering expenses.

Under the terms of the securities purchase agreement, the Company agreed to sell senior convertible debentures, with a principal amount of approximately $5.6 million (including OID of 10%), with a 12-month term. The debentures bear an interest rate of 10% per annum and are mandatorily convertible into the securities sold by the Company in a qualified financing at the lower of $0.25 per share and a 30% discount to the price of securities sold in such qualified financing, subject to a partial redemption right at the time of the qualified offering. The warrants, calculated at 100% of the principal amount of the debentures, are exercisable upon the earlier of the maturity date of the debentures or a qualified financing at an exercise price equal to the price of the securities sold in such qualified financing, or if no qualified financing has occurred prior to the maturity date of the debentures, the lower of $0.25 and 75% of the 10-day VWAP prior to such maturity date.

Additionally, in connection with this offering, holders of certain existing convertible notes of the Company (the “Existing Convertible Notes”) agreed to convert their notes into an aggregate of approximately 54,536,573, shares of the Company’s common stock based on a conversion price of $0.25 per share, including principal and interest. To incentivize the existing noteholders to convert, the Company increased the principal amount of the Existing Convertible Notes by $1,175,741 resulting in the approximate aggregate principal amount of $12,933,155 being converted into equity, plus interest. In connection with their original investment, these holders will also be entitled to warrants based on 50% coverage of their original investment amount. These warrants will have a term of four years after issuance and an exercise price of $0.25 per share.

Joseph Gunnar & Co. LLC is acting as the sole placement agent for the offering.

The convertible debentures and warrants (and shares of common stock underlying the convertible debentures and warrants) described above were offered in a private placement and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. Pursuant to the securities purchase agreement with the investors, the Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock underlying the convertible debentures and the shares issuable upon exercise of the warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Brain Scientific

Brain Scientific (brainscientific.com) is a medical technology company with multiple patents and FDA-cleared products. Brain Scientific is committed to developing next-gen solutions that advance the future of neurodiagnostic and OEM medical devices. Brain Scientific has two product lines covering neurology and precision motion. The NeuroCap and NeuroEEG are smart neurological diagnostic devices that simplify administration, shorten scan time, and cut costs. The Piezo Motion product line consists of ultra-efficient compact precision motors that will drive the next generation of medical devices. To learn more about Brain Scientific's corporate strategy, products, or investor relations, please visit brainscientific.com.

Forward Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of EEG products and services and piezo motor technology; (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items; (iii) the company's future financial performance; (iv) the successful integration of Piezo Motion with and into Brain Scientific; and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, over many of which the company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the company's inability to obtain additional financing; the significant length of time and resources associated with the development of products and related insufficient cash flows and resulting illiquidity; the company's inability to expand its business; significant government regulation of medical devices and the healthcare industry; lack of product diversification; volatility in the price of the company's raw materials; and the failure to implement the company's business plans or strategies. Some of these and other factors are identified and described in more detail in the company's filings with the SEC. The company does not undertake to update these forward-looking statements.

CONTACTS

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MEDIA
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